UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2016, NewStar Capital LLC (“NewStar Capital”), a wholly owned subsidiary of NewStar Financial, Inc., and Arch Street CLO, Ltd. (“Arch Street”), a subsidiary of NewStar Capital, entered into the Note Purchase Agreement (the “Purchase Agreement”) by and among NewStar Capital, as the portfolio manager and junior noteholder, Credit Suisse AG, Cayman Islands Branch, as the senior commitment party and the senior noteholder (together with its permitted successors and assigns, the “Senior Noteholder”), Credit Suisse Securities (USA) LLC, as the arranger, Arch Street as the issuer and U.S. Bank National Association, as the trustee and the warehouse collateral administrator. The Purchase Agreement establishes a $350,000,000 line of credit (the “Senior Note Commitment Amount”) from the Senior Noteholder and a $25,000,000 line of credit (the “Junior Note Commitment Amount”) from NewStar Capital to provide financing for Arch Street to purchase (upon the instruction of NewStar Capital, as portfolio manager) collateral debt obligations meeting certain eligibility criteria. Advances under the lines of credit may be drawn, repaid and drawn again, subject to availability under a borrowing base. Arch Street may not draw upon the lines of credit on or after December 24, 2016.

On March 29, 2016, Arch Street issued a note in a face amount equal to the Senior Note Commitment Amount to the Senior Noteholder (the “Senior Note”) and a note in a face amount equal to the Junior Note Commitment Amount to NewStar Capital (the “Junior Note”, and together with the Senior Note, the “Notes”). The rights of NewStar Capital under the Junior Note are subordinate and junior to the rights of the Senior Noteholder under the Senior Note. The Notes will mature on March 28, 2017. In connection with the Purchase Agreement, NewStar Capital, as portfolio manager, and Arch Street, as issuer, entered into the Warehouse Collateral Administration Agreement (the “Administration Agreement”) dated as of March 28, 2016, with the Senior Noteholder and U.S. Bank National Association.

The Purchase Agreement and the Administration Agreement require Arch Street and NewStar Capital to comply with various covenants and contain events of default, which are subject to certain materiality thresholds and grace and cure periods, customary for transactions of this type. Upon an occurrence of an event of default, the trustee, at the direction of the Senior Noteholder, shall liquidate and accelerate the maturity date of this warehouse, subject to certain grace and cure periods.

The Purchase Agreement and the Administration Agreement are filed with this report as Exhibits 10.1 and 10.2, respectively, and the foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by the full text set forth in those exhibits, which are incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Note Purchase Agreement, dated as of March 28, 2016, by and among NewStar Capital LLC, Credit Suisse, AG, Cayman Islands Branch, Credit Suisse Securities (USA), LLC, Arch Street CLO, Ltd., and U.S. Bank National Association.

10.2	Warehouse Collateral Administration Agreement by and among Arch Street CLO, Ltd. as Issuer, NewStar Capital LLC, as Portfolio Manager, Credit Suisse AG, Cayman Islands Branch as Senior Commitment Party and U.S. Bank National Association, as Warehouse Collateral Administrator and Trustee, dated March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewStar Financial, Inc.

Date: April 1, 2016	By:	/s/JOHN KIRBY BRAY
John Kirby Bray Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement, dated as of March 28, 2016, by and among NewStar Capital LLC, Credit Suisse, AG, Cayman Islands Branch, Credit Suisse Securities (USA), LLC, Arch Street CLO, Ltd., and U.S. Bank National Association.

10.2	Warehouse Collateral Administration Agreement by and among Arch Street CLO, Ltd. as Issuer, NewStar Capital LLC, as Portfolio Manager, Credit Suisse AG, Cayman Islands Branch as Senior Commitment Party and U.S. Bank National Association, as Warehouse Collateral Administrator and Trustee, dated March 28, 2016.